Exhibit 99.1

Precision BioSciences, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 15, 2023, Precision BioSciences, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Imugene Limited, an Australian corporation (“Imugene Limited”), and its wholly owned subsidiary Imugene (USA) Inc. (“Imugene US”), a Nevada corporation (collectively, “Imugene”). Pursuant to and simultaneously with the execution of the Purchase Agreement, on August 15, 2023 (the “Closing Date”), Imugene US acquired the manufacturing infrastructure to the Company’s CAR T program that uses azer-cel for the potential treatment of relapsed or refractory non-Hodgkin lymphoma, which includes the Company’s MCAT facility, certain contracts of the Company with respect to the MCAT facility and the Company’s azer-cel program, including the lease to the MCAT facility, and related equipment, supplies, azer-cel clinical trial inventory and other assets related to the Company’s CAR T cell therapy platform (the “Acquisition").

In consideration for the Acquisition, Imugene US assumed certain liabilities of the Company, paid the Company $8 million in cash, and issued to the Company convertible notes in an aggregate principal amount of $13 million (the "Convertible Notes"). The Convertible Notes are non-interest bearing and mature on the first anniversary of the Closing Date. On the maturity date, the Convertible Notes generally must be redeemed with cash, converted into ordinary shares of Imugene Limited at a conversion price based on the volume weighted average price of Imugene Limited’s ordinary shares prior to the date of conversion, or partially redeemed with cash and partially converted into shares.

In connection with the Purchase Agreement, on the Closing Date, the Company and Imugene US entered into a License Agreement (the “License Agreement”), pursuant to which the Company granted Imugene US certain exclusive and non-exclusive license rights to develop, manufacture, and commercialize oncological applications of the Company’s allogeneic CAR T therapy azer-cel and up to three additional research product candidates directed to targets that Imugene US may nominate prior to the fifth anniversary of the effective date of the License Agreement, pursuant to the terms of the License Agreement.

In connection with the Purchase Agreement and the License Agreement, the Company and Imugene entered into other related agreements and documents, including a registration rights agreement, a transition services agreement, a sublease for laboratory space at the Company’s headquarters and a parent company guaranty from Imugene Limited.

The following unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements and are presented to illustrate:

•
the estimated effects of the Acquisition; and
•
the unaudited pro forma condensed consolidated statements of operations of the Company reflecting the Company’s results of operations as if the Acquisition had occurred on January 1, 2021. The unaudited pro forma condensed balance sheet of the Company reflects the Company’s financial position as if the Acquisition had occurred on June 30, 2023. Beginning in the third quarter of 2023, the Company’s CAR T cell therapy historical financial results for periods prior to the Acquisition will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:

•
the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended December 31, 2022; and

•
the unaudited condensed financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the six months ended June 30, 2023.

The “Precision BioSciences as Reported” column in the unaudited pro forma condensed consolidated financial statements reflects the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the Acquisition.

The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated balance sheet was derived from the Company’s consolidated financial statements and the related accounting records as of June 30, 2023, adjusted to include certain assets and liabilities that have been transferred to Imugene US pursuant to the Purchase Agreement.

The Company believes that the adjustments included within the “Discontinued Operations” column are consistent with the guidance for discontinued operations under accounting principles generally accepted in the United States. The Company’s current estimates on a discontinued operations basis are preliminary and could change as it finalizes discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the nine months ending September 30, 2023.

The unaudited pro forma condensed consolidated financial statements have been prepared by management in accordance with Article 11, Pro Forma Financial Information, under Regulation S-X and are for illustrative and informational purposes only. The pro forma financial statements are based on various adjustments and assumptions and are not necessarily indicative of what the Company’s consolidated financial statements actually would have been or will be for any future periods had the Acquisition been completed as of the dates indicated. These estimates and assumptions are based on information currently available to management and do not reflect the final determinations by management of the impact of the Acquisition on the Company’s consolidated financial statements.

The pro forma condensed consolidated financial statements do not purport to project the future financial position or operating results of the Company following the completion of the Acquisition. The pro forma condensed consolidated financial statements do not include adjustments to reflect any potential synergies or dis-synergies that may result from the Acquisition. The actual effects of the Acquisition will differ from the pro forma adjustments.

Precision BioSciences, Inc.

Unaudited Pro Forma Condensed Statement of Operations
Six Months Ended June 30, 2023
(in thousands, except per share data)

	Precision BioSciences, Inc. As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue	$28,569	—	$28,569	—		$28,569
Operating expenses				—
Research and development	44,104	(15,012)	29,092	—		29,092
General and administrative	20,916	(137)	20,779	—		20,779
Total operating expenses	65,020	(15,149)	49,871	—		49,871
Operating loss	(36,451)	15,149	(21,302)	—		(21,302)
Other income (expense):
Loss from equity method investment	(2,710)	—	(2,710)	—		(2,710)
Changes in fair value	(769)	—	(769)	—		(769)
Interest expense	(1,075)	—	(1,075)	—		(1,075)
Interest income	3,989	—	3,989	—		3,989
Gain on disposal of assets	65	—	65	—		65
Total other expense	(500)	-	(500)	-		(500)
Net loss	$(36,951)	$15,149	$(21,802)	$-		$(21,802)
Net loss per share - basic and diluted	(0.33)					(0.19)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	112,708,231					112,708,231

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Precision BioSciences, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Twelve Months Ended December 31, 2022
(in thousands, except per share data)

	Precision BioSciences, Inc. As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue	$25,098	—	$25,098	—		$25,098
Operating expenses
Research and development	83,939	(29,907)	54,032	—	(B)	54,032
General and administrative	41,525	(376)	41,149	300	(C)	41,449
Total operating expenses	125,464	(30,283)	95,181	300		95,481
Operating loss	(100,366)	30,283	(70,083)	(300)		(70,383)
Other income (expense):
Impairment charges	(11,438)	—	(11,438)	—		(11,438)
Loss on disposal of assets	(106)	—	(106)	—		(106)
Changes in fair value	(510)	—	(510)	—		(510)
Loss from equity method investment	(1,579)	—	(1,579)	—		(1,579)
Interest expense	(1,111)	—	(1,111)	—		(1,111)
Interest income	3,473	—	3,473	703	(D)	4,176
Total other expense	(11,271)	—	(11,271)	703		(10,568)
Net loss	$(111,637)	$30,283	$(81,354)	$403		$(80,951)
Net loss per share - basic and diluted	(1.27)					(0.92)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	87,898,498					87,898,498

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Precision BioSciences, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Twelve Months Ended December 31, 2021
(in thousands, except per share data)

	Precision BioSciences, Inc. As Reported	Discontinued Operations (A)	Pro Forma
Revenue	$115,529	(72,851)	$42,678
Operating expenses
Research and development	115,238	(27,244)	87,994
General and administrative	39,667	(21)	39,646
Total operating expenses	154,905	(27,265)	127,640
Operating loss	(39,376)	(45,586)	(84,962)
Other income (expense):
Loss on disposal of assets	(26)	—	(26)
Changes in fair value	2,555	—	2,555
Gain on deconsolidation of subsidiary	5,985		5,985
Income from equity method investment	184	—	184
Interest expense	(132)	—	(132)
Interest income	208	—	208
Total other income	8,774	—	8,774
Net loss	$(30,602)	$(45,586)	$(76,188)
Net loss per share - basic and diluted	(0.52)		(1.30)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	58,688,102		58,688,102

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Precision BioSciences, Inc.

Unaudited Pro Forma Condensed Balance Sheet
As of June 30, 2023
(in thousands)

	Precision BioSciences, Inc. As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$137,794	—	$137,794	$8,304	(E)	$146,098
Accounts receivable	652	—	652	—		652
Prepaid expenses	8,915	(569)	8,346	—		8,346
Other current assets	503	—	503	—		503
Total current assets	147,864	(569)	147,295	8,304		155,599
Property, equipment, and software—net	18,249	(11,750)	6,499	—		6,499
Intangible assets—net	1,552	(258)	1,294	—		1,294
Right-of-use assets—net	4,721	(3,341)	1,380	—		1,380
Investments in equity securities	1,807	—	1,807	—		1,807
Equity method investment	—	—	—	—		—
Convertible note receivable	—	—	—	12,043	(F)	12,043
Note receivable—net	6,885	—	6,885	—		6,885
Other assets	619	(304)	315	—		315
Total assets	$181,697	$(16,222)	$165,475	$20,347		$185,822

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Precision BioSciences, Inc.

Unaudited Pro Forma Condensed Balance Sheet
As of June 30, 2023
(in thousands)

	Precision BioSciences, Inc. As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$781	—	$781	—		$781
Accrued compensation	3,500	(718)	2,782	—		2,782
Accrued clinical and research and development expenses	2,280	(1,434)	846	—		846
Deferred revenue	23,811	—	23,811	—		23,811
Lease liabilities	2,499	(727)	1,772	—		1,772
Loan payable—net	22,317	—	22,317	—		22,317
Other current liabilities	1,211	—	1,211	—		1,211
Total current liabilities	56,399	(2,879)	53,520	—		53,520
Deferred revenue	78,084	—	78,084	—		78,084
Lease liabilities	3,173	(3,026)	147	—		147
Contract liabilities	10,000	—	10,000	—		10,000
Total liabilities	147,656	(5,905)	141,751	—		141,751
Stockholders’ equity:				—
Preferred Stock	—	—	—	—		—
Common Stock	1	—	1	—		1
Additional paid-in capital	500,255	—	500,255	—		500,255
Accumulated deficit	(465,263)	(10,317)	(475,580)	20,347	(G)	(455,233)
Treasury stock	(952)	—	(952)	—		(952)
Total stockholders’ equity	34,041	(10,317)	23,724	20,347		44,071
Total liabilities and stockholders’ equity	$181,697	$(16,222)	$165,475	$20,347		$185,822

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Precision BioSciences, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)
Reflects the discontinued operations of the Company’s CAR T cell therapy platform transferred to Imugene US, including the associated assets, liabilities, equity and results of operations. The Company’s current estimates on the discontinued operations basis are preliminary and could change as the Company finalizes the accounting for the discontinued operations to be reported in its Quarterly Report on Form 10-Q for the nine months ending September 30, 2023.
(B)
Certain payments are due to other third parties as a result of the Acquisition. These amounts have not been reported as transaction accounting adjustments in the unaudited pro forma condensed consolidated financial statements as the determination of these amounts is not practical at the time of filing of these unaudited pro forma condensed consolidated financial statements.
(C)
Reflects estimated legal, tax, and accounting fees incurred in connection with the Acquisition.
(D)
Reflects imputed interest income on the Convertible Notes during the twelve months ended December 31, 2022.
(E)
Reflects cash proceeds received from Imugene in connection with the Acquisition.
(F)
Reflects the pro forma fair value of the Convertible Notes as of June 30, 2023.
(G)
This adjustment represents the estimated gain of $10 million arising from the Acquisition. This estimated gain has not been reflected in the unaudited pro forma unaudited condensed consolidated statements of operations as it relates to discontinued operations.